EXHIBIT 10.14
                 GENERAL INSTRUMENT CORPORATION
                     ANNUAL INCENTIVE PLAN

         1.   Purpose

              The purpose of the Annual Incentive Plan is to enhance General Instrument Corporation's ability to attract, motivate, reward and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Annual Incentive Plan provides a means of annually rewarding participants primarily based on the performance of the Company and its divisions and secondarily based on the achievement of personal performance objectives. The adoption of this Plan as it relates to the CEO is subject to the approval of the stockholders of the Company.

         2.   Definitions

              (a)  "Adjusted Operating Income", for any
Performance Period, shall mean the Business Unit's operating income as reflected in its final consolidated financial statements for such Performance Period.

              (b) "Award" shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

              (c) "Base Salary" shall mean the Participant's annual base salary, based on the Company's Form 1153. Annual base salary does not include Awards under the Plan, long-term incentive awards, imputed income from such programs as executive life insurance or nonrecurring earnings such as moving expenses and is based on salary earnings before reductions for such items as contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended, and Company-sponsored deferred compensation arrangements.

              (d)  "Beneficial Owner", "Beneficially Owned" and
"Beneficially Owning" shall have the meanings applicable under Rule 13d-3 promulgated under the 1934 Act.

              (e) "Board" shall mean the Board of Directors of the Company.

              (f) "Business Plan", for any Performance Period, shall mean the Business Unit's final business plan for such Performance Period, submitted to and approved by the CEO, or such other business plan as may be established by the Committee.
              (g) "Business Plan Operating Income", for any Performance Period, shall mean the Business Unit's operating income as reflected in the Business Plan for such Performance Period.

              (h) "Business Unit" shall mean either the Company or a Division, as applicable. For Participants employed at Corporate Division, the Company shall be the Business Unit.

              (i) "CEO" shall mean the Chief Executive Officer of the Company.

              (j) "Change of Control" shall mean any of the following:

                   (i) the acquisition by any Person, other than Instrument Partners or Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV or any of their affiliates (collectively, the "Forstmann Little Companies") of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning (A) 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities and (B) a number of Voting Securities greater than the aggregate number of Voting Securities then Beneficially Owned by the Forstmann Little Companies; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person:
(1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company; (3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or
(5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

                  (ii) the individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                 (iii)  approval by stockholders of the Company
of:

                        (A)  a merger, consolidation or
reorganization involving the Company (a "Business Combination"), unless

                             (1)  the stockholders of the
Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                             (2)  the individuals who were
members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                             (3)  no Person (other than the
Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of 33% or more of the then outstanding Voting Securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of causes (1), (2) and (3) of this subparagraph
(A) shall be referred to as a "Non-Control Transaction");

                        (B)  a complete liquidation or
dissolution of the Company; or

                        (C)  the sale or other disposition of all
or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

              Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

              (k)  "Committee" shall mean the Compensation
Committee of the Board.

              (l)  "Company" shall mean General Instrument
Corporation, its successors and assigns.

              (m) "Corporate Division" shall mean the corporate staff, which includes all employees not otherwise assigned to a Division.

              (n) "Disability" shall mean permanent disability, as provided in the Company's long-term disability plan.

              (o)  "Division" shall mean the G.I. Communications,
CommScope and Power Semiconductor divisions of the Company, or as may otherwise be designated in the Business Plan.

              (p) "Earnings Per Share", for any Performance Period, shall mean the income per share of the Company's common stock on a fully diluted basis, before extraordinary items, effects of changes in accounting principles and other similar adjustments, as reflected in the Company's final consolidated financial statements for such Performance Period.

              (q) "Effective Date" shall mean the date that the Plan is adopted by the Board.

              (r) "Employee" shall mean any person (including an officer) employed by the Company or any of its subsidiaries in a management position on a full-time salaried basis.

              (s) "EPS Target", for any Performance Period, shall mean the Earnings Per Share goal for such Performance
Period, as established by the Committee.

              (t) "Financial Target Award Earned", for any Performance Period, shall mean (i) for Participants at Corporate Division, the percentage based on the achievement of financial performance targets and (ii) for Participants employed by any Division, such percentage as adjusted by the Quality Performance Adjustment, if any, as determined in accordance with the formula set forth in Section 5 of the Plan.

              (u)  "1934 Act" shall mean the Securities Exchange
Act of 1934, as amended.
              (v) "Participant", for any Performance Period, shall mean an Employee selected to participate in the Plan for such Performance Period.

              (w) "Performance Period" shall mean the fiscal year of the Company or any other period designated by the Committee with respect to which an Award is earned.

              (x)  "Person" shall mean a person within the
meaning of Sections 13(d) and 14(d) of the 1934 Act.

              (y)  "Personal Performance Percentage", with
respect to Participants (other than the Presidents of the Divisions or other officers of the Company) for any Performance Period, shall mean the percentage based on the achievement of personal performance goals, as determined in accordance with
Section 5(c) of the Plan.

              (z)  "Plan" shall mean this General Instrument
Corporation Annual Incentive Plan, as from time to time amended and in effect.

              (aa) "Quality Performance Adjustment", for any
Participant employed by a Division for any Performance Period, shall mean the percentage based on such Division's quality performance, as determined in accordance with Section 5(b) of the Plan.

              (bb) "Retirement" shall mean retirement at or after age 65 or early retirement with the prior written approval of the Company.

              (cc) "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

              (dd) "Target Award Percentage" for any Participant with respect to any Performance Period, shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if each of the Financial Target Award Earned and Personal Performance Percentage (if applicable) for that Performance Period is 100%, and shall be determined by the Committee with respect to officers who are Participants and the CEO with respect to all other Participants, based on the Participant's responsibility level or the position or positions held during the Performance Period; provided, however, that if any Participant held more than one position during the Performance Period, then the Committee or CEO, as applicable, may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect the number of days during which such Participant had each Target Award Percentage.

              (ee) "Voting Power" shall mean the combined voting power of the then outstanding Voting Securities.

              (ff) "Voting Securities" shall mean, with respect to the Company or any Subsidiary, any securities issued by the Company or such Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company or such Subsidiary, respectively.

         3.   Eligibility

              Participation in the Plan for a Performance Period shall be limited to those key Employees who, because of their significant impact on the current and future success of the Company, the Committee or CEO selects, in accordance with
Section 5 of this Plan, to participate in the Plan for that Performance Period. Notwithstanding the foregoing, the CEO shall participate in the Plan in every Performance Period. The Committee is authorized to reduce the amount of the Award payable to the CEO for any Performance Period.

              To be eligible to participate in the Plan in any Performance Period an Employee shall have had at least three months active tenure during such Performance Period and be actively employed by the Company on the Award payment date. The Committee or CEO may approve, in accordance with Sections 7 and 8 of this Plan, exceptions for special circumstances.

              Employees shall participate in only one annual cash or sales incentive plan for any specific period in time. For example, an individual may not participate in both the Plan and a Division's sales incentive plan at the same time. An individual may participate in two plans sequentially during any Performance Period because of promotion or reassignment, provided that participation in each such plan is pro-rated based on the number of days he or she participated in each plan.

              If an Employee becomes a Participant during a Performance Period, such Participant's Award will be pro-rated based on the number of days that he or she is a Participant, unless, with respect to Employees other than the CEO, the Committee otherwise determines.

         4.   Administration

              The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee with respect to officers who are Participants and by the CEO with respect to all other Participants. Each member of the Committee shall be an "outside director" within the meaning of Treasury Regulations proposed under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee and the CEO, as the case may be, shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant's Target Award Percentage, to approve all the Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that only the Committee shall have authority to amend or terminate the Plan and the Committee shall not be authorized to increase the amount of the Award payable to the CEO that would otherwise be payable pursuant to the terms of the Plan. The Committee's and the CEO's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all employees of the Company and the Subsidiaries, including the Participants and their respective beneficiaries.

         5.   Determination of Awards

              Prior to, or as soon as practicable following, the commencement of each Performance Period, the Committee with respect to officers and the CEO with respect to all other Employees shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target Award Percentage. The Company shall prepare schedules, which will be treated as part of the Plan for that Performance Period, setting forth (x) the Participants during that Performance Period, (y) each Participant's Target Award Percentage for that Performance Period and (z) the financial targets for that Performance Period (which shall be established within 90 days after the commencement of such Performance Period). The Company shall notify each Participant of his or her Target Award Percentage and the applicable financial targets for the Performance Period. Notwithstanding the foregoing, the CEO shall participate in the Plan for every Performance Period in accordance with Section 3 hereof and the Committee shall establish the Target Award Percentage of the CEO within 90 days after the commencement of the relevant Performance Period.

              Generally, a Participant earns an Award for a Performance Period based on (i) the Company's and his or her Business Unit's achievement of financial targets, (ii) in the case of Participants other than the Presidents of Divisions or other officers of the Company, his or her achievement of personal performance goals, and (iii) in the case of Participants employed by a Division, the Division's quality performance. The portion of Awards based on Company performance will only be earned if the Company achieves 90% or higher of the EPS Target for such Performance Period. For Participants employed by any Division, the portion of their Awards based on Divisional performance will only be earned if the Division achieves 90% or higher of the Division's operating income target, and for Participants at Corporate Division, the portion of their Award based on another measure of Company performance will only be earned if the Company achieves 90% or higher of the Company's operating income target. The awards of each Participant who has personal performance goals may be adjusted based on the Participant's achievement of those personal performance goals, and Awards based on Divisional performance may be adjusted based on the Division's quality performance. The calculation of Awards is more fully set forth in this Section 5.

              The maximum Award any Participant (other than the CEO) may receive for any Performance Period is 150% of the Participant's Base Salary times his or her Target Award Percentage for that Performance Period. The maximum award the CEO may receive for any Performance Period is $1.25 million.

              Awards shall be earned by Participants in accordance with the following formula:

                                              Personal
                                              Performance
                                              Percentage
                                              (other than
                             Financial        officers
Target                          Target        of the Company
Award             Base           Award        and Presidents
Percentage   x    Salary    x   Earned   x    of Divisions)

Where:

              .    Target Award Percentage is as defined in
              Section 2(dd) of the Plan.

              .    Base Salary is as defined in Section 2(c) of
              the Plan.

              .    Financial Target Award Earned is based on the
              formula set forth below.

              .    Personal Performance Percentage ranges from 80
              percent to 120 percent and is determined, in accordance with subsection (c) below, by the Participant's satisfaction of personal performance goals.
         (a)  Financial Targets

              The Financial Target Award Earned is generally based on the achievement of performance targets by the Company and its Divisions.

              In the case of Participants employed by any Division, the Financial Target Award Earned may be adjusted for the Division's quality performance.

              The Financial Target Award Earned for any
Performance Period is determined for Participants employed by any Division and Participants employed at Corporate Division in accordance with the following formulas:

Financial Target             Division          Earnings
Award Earned         =       Award     +       Per Share
for Division                 Earned            Award Earned
Participants


Financial Target             Corporate         Earnings
Award Earned         =       Award       +     Per Share
for Corporate                Earned            Award Earned
Division
Participants

Where:
              .    Division Award Earned is calculated by
              multiplying (i) Division Operating Income Percent
              (in accordance with the following table); (ii) the percentage (which is deemed to be zero if it is not at least 90 percent, but may not exceed 130 percent), determined by dividing Adjusted Operating Income for the Performance Period of the Division in which the Participant is employed by the Division's Business
              Plan Operating Income for the Performance Period;
              and (iii) the Quality Performance Adjustment, which ranges between 80 percent to 120 percent, as determined under subsection (b) below.

              .    Corporate Award Earned is calculated by
              multiplying (i) Corporate Operating Income Percent
              (in accordance with the following table); and
              (ii) the percentage (which is deemed to be zero if
              it is not at least 90 percent, but may not exceed 130 percent), determined by dividing Adjusted Operating Income of the Company for the Performance Period by the
              Company's Business Plan Operating Income for the
              Performance Period.
              .    Earnings Per Share Award Earned is calculated
              by multiplying (i) Earnings Per Share Percent (in accordance with the following table); and (ii) the percentage (which is deemed to be zero if it is not at least 90 percent, but may not exceed 130 percent), determined by dividing Earnings Per Share for the Performance Period by the EPS Target for the Performance
              Period.

              In calculating an Award, the performance components are weighted in accordance with the following table based on the Participant's position, as set forth below:

                            Division     Corporate
                            Operating    Operating    Earnings
                            Income       Income       Per Share
                            Percent                   Percent

Presidents and Chief
  Operating Officers of
  G.I. Communications and
  CommScope                 40%           0%          60%

President of the
  Power Semiconductor
  Division                  60%           0%          40%

All other Division
  positions                 70%           0%          30%

Corporate Division           0%          40%          60%



         (b)  Quality Performance Adjustment

              Division Presidents may recommend to the CEO that, based on the quality performance of their Division in the Performance Period, all Participants employed by the Division receive an adjustment of their Awards. The CEO has discretion to grant such adjustments (the "Quality Performance Adjustments"), which may range from 80 percent to 120 percent. Participants employed at Corporate Division are not eligible for an adjustment based on quality performance.

         (c)  Personal Targets

              The Presidents of the Divisions and other officers of the Company are not eligible for an adjustment based on personal performance. Each other Participant's performance shall be evaluated and a Personal Performance Percentage for such Participant shall be recommended for approval by the CEO. The Personal Performance Percentage may range from 80 percent to 120 percent to reflect the achievement of the Participant's personal performance goals during the Performance Period; provided, however, that the application of this Section 5(c) shall not result in (i) the Participant's Award exceeding 150 percent of his or her Base Salary times his or her Target Award Percentage for the Performance Period; or (ii) with respect to each Business Unit, an increase in the aggregate dollar amount of all Awards earned by all Participants in that Business Unit for that Performance Period. Officers of the Company and the Presidents of the Divisions are not eligible for an adjustment based on personal performance.

         6.   Changes to the Target

              The Committee, with respect to officers who are Participants, and the CEO, with respect to all other Participants, may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant (other than the CEO) or assign a different Target Award Percentage to a Participant (other than the CEO) to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

              The Committee, with respect to officers who are Participants, and the CEO, with respect to all other Participants, may at any time prior to the financial determination of Awards change the performance measures or targets to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation.

         7.   Payment of Awards

              As soon as practicable after the close of a Performance Period, the Committee, with respect to officers who are Participants, and the CEO, with respect to all other Participants, shall review and approve each Participant's Award. Subject to the provisions of Section 8 of the Plan, each Award to the extent earned shall be paid in a single lump sum cash payment, as soon as practicable after the close of the Performance Period, but no later than 120 days after the close of the Performance Period. The Committee shall certify in writing the amount of the CEO's Award prior to payment thereof.

              If a Change of Control occurs, the Company shall, within 60 days thereafter, pay to each Participant in the Plan immediately prior to the Change of Control (regardless of whether the Participant remains employed after the Change of Control) an Award which is calculated assuming that all performance percentages are 100 percent, and such Award shall be prorated to the date of the Change of Control based on the number of days that have elapsed during the Performance Period through the date of the Change of Control.

         8.   Limitations on Rights to Payment of Awards

              No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the payment date of the Award for such Performance Period, except as provided in the last paragraph of Section 7 of the Plan. However, if the Participant has active service with the Company or the Subsidiary for at least three months during any Performance Period, but, prior to payment of the Award for such Performance Period, a Participant's employment with the Company terminates due to the Participant's death, Disability or Retirement (or, in the event of the Participant's death, the Participant's estate, beneficiary or beneficiaries as determined under Section 9 of the Plan) shall remain eligible to receive a prorated portion of any earned Award, based on the number of days that the Participant was actively employed and performed services during such Performance Period.

         9.   Designation of Beneficiary

              A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Secretary of the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant's estate.

         10.  Amendments

              The Committee may at any time amend (in whole or in part) this Plan. No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

         11.  Termination

              The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination of the Plan, the following provisions of this Section 11 shall apply notwithstanding any other provisions of the Plan to the contrary:

              (i) The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant (other than the CEO) shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, the amount described in such rules and the CEO shall receive an amount equal to the amount his Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

              (ii) Each Award payable under this Section 11 shall be paid as soon as practicable, but in no event later than 120 days after the Termination Date.

         12.  Miscellaneous Provisions

              (a)  This Plan is not a contract between the
Company and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan.

              (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in
Section 9 of the Plan, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

              (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

              (d) The Company shall have the right to deduct from Awards paid and any interest thereon, any taxes or other amounts required by law to be withheld.

              (e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

As amended and restated on February 28, 1995